As filed with the Securities and Exchange Commission on July 31, 2000.
                                                      Registration No. 333-11984


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                         SILVERLINE TECHNOLOGIES LIMITED
             (Exact Name of Registrant as specified in its charter)

            REPUBLIC OF INDIA                          NOT APPLICABLE
     (State or other jurisdiction of        (I.R.S. Employer Identification No.)
      incorporation or organization)

                         Silverline Technologies Limited
                                Unit 121, SDF IV,
                              SEEPZ, Andheri (East)
                             Mumbai (Bombay) 400096
                                      India
                                 91-22-829-1950
   (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)

                 Silverline Technologies, Inc. Stock Option Plan
                              (Full title of plan)

           Shiva Vohra                               Copy to:
   Silverline Technologies, Inc.                 Scott M. Freeman
    Silverline Corporate Plaza                   Sidley & Austin
      53 Knightsbridge Road                      875 Third Avenue
      Piscataway, NJ 08854                      New York, NY 10022
         (732) 457-0200                           (212) 906-2000
(Name, Address including ZIP Code, and
telephone number, including area code,
     of agent for service)

================================================================================
                         CALCULATION OF REGISTRATION FEE
================================================================================

----------------------------------------------------------------------------------------------------------------------
                                       Amount to        Proposed Maximum      Proposed Maximum
Title of Securities                       be             Offering Price      Aggregate Offering        Amount of
to be Registered                     Registered/1/        Per Share/2/             Price            Registration Fee
----------------------------------------------------------------------------------------------------------------------
Equity Shares, par value Rs. 10
per share, to be issued under the
Silverline Technologies, Inc.         1,000,000             $17.15               $17,150,000           $4,527.60
Stock Option Plan                       shares
----------------------------------------------------------------------------------------------------------------------

-------------------
/1/ American Depositary Shares, each representing two Equity Shares, issuable upon deposit of Equity Shares, have been registered on a separate Registration Statement on Form F-6 (File No. 333-12000).

/2/ Estimated for options available for grant as of July 28, 2000 in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee, based on the average of the high and low prices per share of the American Depositary Shares representing the Equity Shares as reported on the New York Stock Exchange, Inc. on July 28, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*



ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part 1 of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission are incorporated by reference in this Registration Statement:

1. The Company's Registration Statement on Form F-1 (File No. 333-11984) as amended (the "F-1 Registration Statement"), filed by the Registrant pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the Company's initial public offering of its American Depositary Shares representing two Equity Shares.

2. The description of the Registrant's American Depositary Shares, each representing the right to receive two Equity Shares, contained in the Registrant's Registration Statement on Form 8-A (File No. 001-15919) filed by the Registrant pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All documents filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents (such documents, and the documents enumerated in clauses (1) and (2) above, being hereinafter referred to as "Incorporated Documents").

         Any statement contained herein or in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such first statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company has undertaken to indemnify its directors and officers, to the extent permitted by applicable law, against certain liabilities, including liabilities under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed herewith:

EXHIBIT NO.         DESCRIPTION OF EXHIBIT

4.1* Form of Depositary Agreement among the Registrant, Depositary, and the Beneficial Owners from time to time of American Depositary Receipts issued thereunder (including as an exhibit, the form of American Depositary Receipt)

4.2*     Registrant's Specimen Certificate for Equity Shares

5.1      Opinion of Nishith Desai Associates

23.1 Consent of Deloitte Haskins and Sells, India (a member firm of Deloitte Touche Tohmatsu), Independent Auditors

23.2     Consent of Nishith Desai Associates (see Exhibit 5.1)

24.1     Powers of Attorney.  Reference is made to page II-4.

*        Incorporated by reference to the F-1 Registration Statement.

ITEM 9.  UNDERTAKINGS.

A.       The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference herein shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Piscataway, State of New Jersey, on July 31, 2000.

                           Silverline Technologies Limited


                           By: /s/ Shiva Vohra
                               ---------------------------------------
                               Shiva Vohra
                               Senior Vice President, Corporate Finance

         POWER OF ATTORNEY AND SIGNATURES

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Ravi Subramanian, Mr. Shankar Iyer and Mr. Shiva Vohra, and each of them (with full power of each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the U. S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        SIGNATURE                                           TITLE                                             DATE


/s/ Ravi Subramanian
-----------------------------
Ravi Subramanian                           Chairman of the Board of Directors                             July 31, 2000

/s/ Krishna K. Subramanian
-----------------------------
Krishna K. Subramanian                     Vice Chairman of the Board of Directors and                    July 31, 2000
                                           Executive for International Initiatives

/s/ Shankar Iyer
-----------------------------
Shankar Iyer                               President and Chief Executive Officer (Principal               July 31, 2000
                                           Executive Officer) and Director

/s/ Venkatachalam K. Murthy
-----------------------------
Venkatachalam K. Murthy                    Senior Vice President and Chief Financial Officer              July 31, 2000
                                           (Principal Accounting Officer)

/s/ Arjan R. Daswani
-----------------------------
Arjan R. Daswani                           Director                                                       July 31, 2000


/s/ S.V. Mony
-----------------------------
S.V. Mony                                  Director                                                       July 31, 2000


/s/ P. Murari
-----------------------------
P. Murari                                  Director                                                       July 31, 2000


/s/ Vaidyanathan Panchapakesan
------------------------------
Vaidyanathan Panchapakesan                 Director                                                       July 31, 2000


/s/ K. Mohan Subramanian
-----------------------------
K. Mohan Subramanian                       Wholetime Director                                             July 31, 2000


/s/ George Zoffinger
-----------------------------
George Zoffinger                           Director                                                       July 31, 2000


                                INDEX TO EXHIBITS


EXHIBIT NO.              DESCRIPTION OF EXHIBIT

4.1* Form of Depositary Agreement among the Registrant, Depositary, and the Beneficial Owners from time to time of American Depositary Receipts issued thereunder (including as an exhibit, the form of American Depositary Receipt)

4.2*     Registrant's Specimen Certificate for Equity Shares

5.1      Opinion of Nishith Desai Associates

23.1 Consent of Deloitte Haskins and Sells, India (a member firm of Deloitte Touche Tohmatsu), Independent Auditors

23.2     Consent of Nishith Desai Associates (see Exhibit 5.1)

24.1     Powers of Attorney.  Reference is made to page II-4


* Incorporated by reference to the Registrant's Registration Statement on Form F-1 (File No. 333-11984) which was declared effective by the Commission on June 19, 2000.